Exhibit 3.3

Wyoming Secretary of State 2020 Carey Avenue, Suite 700 Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: Business@wyo.gov	WY Secretary of State FILED: 06/29/2018 01:11 PM Original ID: 2016-000729636 Amendment ID: 2018-002331975

Profit Corporation

Articles of Amendment

1.	Corporation name:

REST EZ

2.	Article number(s) 4 is amended as follows:

New Name will be REST EZ Inc. Approved by Board of Directors Board of Directors of REST EZ approves 100,000,000 Million Shares to be authorized at Par Value of .001 on February 12, 2018.

3.

If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the· amendment if not contained in the amendment itself which may be made up on facts objectively ascertainable outside the articles of amendment

N/A

4.	The amendment was adopted on	02/12/2018
(Date – mm/dd/yyyy)

P-Amendment - Revised October 2015

5.	Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

✔	Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature:	/s/ Brandon Sosa	Date:	05/01/2018
(May be executed by Chairman of Board, President or another of its officers.)			(mm/dd/yyyy)

Print Name:	Brandon Sosa	Contact Person:	Brandon Sosa

Title:	President/CEO	Daytime Phone Number:	888-202-9256

		Email:	Brandon.restez@gmail.com
(Email provided will receive annual report reminders and filing evidence.) *May list multiple email addresses

Checklist
✔	Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.
✔	Please submit one originally signed document.
✔	Typical processing time is 3-5 business days following the date of receipt in our office.
✔	Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

P-Amendment - Revised October 2015

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: Rest EZ Inc.

Old Name: Rest EZ

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 29th day of June, 2018

Filed Date: 06/29/2018	Secretary of State By: Kit Bennett